EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 19, 2021, SilverBow Resources, Inc. (“SilverBow” or the "Company") and its operating subsidiary, SilverBow Resources Operating, LLC, closed the previously announced purchase and sale agreement dated October 8, 2021 (the “Purchase Agreement”) with Teal Natural Resources, LLC and Castlerock Production, LLC (the “Sellers”), thereby acquiring oil and gas assets in the Eagle Ford (the “Transaction” and/or "Eagle Ford Acquisition"). Consideration for the Transaction was approximately $75.5 million, $37.6 million paid as cash and the remainder paid with 1,351,961 shares of common stock of SilverBow (“Common Stock”). The Transaction also includes up to three earn-out payments of $1.6 million per year for each of 2022, 2023 and 2024, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil exceeding $70 per barrel for such year (“Contingent Consideration”). The Contingent Consideration had a fair value of $1.9 million as of the acquisition date.
The cash portion of the Transaction was funded primarily with cash on hand and borrowings of approximately $37.0 million on the Company's existing credit facility.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine-month period ended September 30, 2021 and the year ended December 31, 2020 presented below have been prepared based on SilverBow’s historical Consolidated Statements of Operations for such periods and the historical Statement of Revenues and Direct Operating Expenses of properties acquired in the Transaction, and were prepared as if the Transaction and related financing had occurred on January 1, 2020. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2021 presented below was prepared based on SilverBow’s historical Consolidated Balance Sheet at September 30, 2021 and was prepared as if the Transaction and related financing had occurred on September 30, 2021.

Final working capital and other post-closing adjustments have not been reflected in these unaudited pro forma condensed combined financial information. The Company expects to account for the Eagle Ford Acquisition as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as "ASC 805"), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. Additionally, the unaudited pro forma condensed combined financial information does not reflect costs of integration activities or benefits that may result from other efficiencies.

The pro forma condensed combined financial statement information is based on assumptions and include adjustments as explained in the notes herein. The underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects of the above transactions. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial information. The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Transaction had occurred on January 1, 2020. The unaudited pro forma condensed combined financial information should be read together with SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2020 and the historical Statement of Revenues and Direct Operating Expenses of the properties acquired in the Eagle Ford Acquisition and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

SilverBow Resources, Inc and Subsidiary Pro Forma Condensed Combined Balance Sheet As of September 30, 2021 (Unaudited)
(in thousands, except per share amounts)	As Reported	Eagle Ford Acquisition (b)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$988	$(581)	(a)	$407
Accounts receivable, net	44,190	—		44,190
Fair value of commodity derivatives	668	—		668
Other current assets	4,016	—		4,016
Total Current Assets	49,862	(581)		49,281
Property and Equipment:
Property and equipment, full cost method, including $24,988 of unproved property costs not being amortized at the end of the period	1,476,586	78,278		1,554,864
Less – Accumulated depreciation, depletion, amortization & impairment	(846,822)	—		(846,822)
Property and Equipment, Net	629,764	78,278		708,042
Right of Use Assets	15,787	2,041		17,828
Fair Value of Long-Term Commodity Derivatives	18	—		18
Other Long-Term Assets	2,904	—		2,904
Total Assets	$698,335	$79,738		$778,073
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$38,000	$302		$38,302
Fair value of commodity derivatives	94,778	—		94,778
Accrued capital costs	20,482	—		20,482
Accrued interest	846	—		846
Current lease liability	6,292	994		7,286
Undistributed oil and gas revenues	17,328	344		17,672
Total Current Liabilities	177,726	1,640		179,366
Long-Term Debt, Net	393,726	37,000	(a)	430,726
Non-Current Lease Liability	9,723	1,047		10,770
Deferred Tax Liabilities	303	—		303
Asset Retirement Obligations	4,706	273		4,979
Fair Value of Long-Term Commodity Derivatives	21,989	1,855		23,844
Other Long-Term Liabilities	846	—		846
Stockholders' Equity:
Preferred stock	—	—		—
Common stock	136	14	(a)	150
Additional paid-in capital	324,106	37,909	(a)	362,015
Treasury stock, held at cost	(2,984)	—		(2,984)
Accumulated deficit	(231,942)	—		(231,942)
Total Stockholders’ Equity	89,316	37,923		127,239
Total Liabilities and Stockholders’ Equity	$698,335	$79,738		$778,073
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc and Subsidiary Pro Forma Condensed Combined Statement of Operations For Nine Months Ended September 30, 2021 (Unaudited)
(in thousands, except per share amounts)	As Reported	Eagle Ford Acquisition		Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Oil and gas sales	$255,850	$26,298	(a)	$—		$282,148

Operating Expenses:
General and administrative, net	14,872	—		—		14,872
Depreciation, depletion, and amortization	45,485	—		10,235	(b)	55,720
Accretion of asset retirement obligations	226	—		32	(b)	258
Lease operating expenses	18,767	5,404	(a)	—		24,171
Workovers	512	—		—		512
Transportation and gas processing	17,175	976	(a)	—		18,151
Severance and other taxes	11,974	1,560	(a)	—		13,534
Total Operating Expenses	109,011	7,940		10,267		127,218

Operating Income (Loss)	146,839	18,358		(10,267)		154,930

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	(152,879)	—		—		(152,879)
Interest expense, net	(21,888)	—		(1,122)	(c)	(23,010)
Other income (expense), net	6	—		—		6

Income (Loss) Before Income Taxes	(27,922)	18,358		(11,389)		(20,953)

Provision (Benefit) for Income Taxes	(408)	—		61	(d)	(347)

Net Income (Loss)	$(27,514)	$18,358		$(11,450)		$(20,606)

Per Share Amounts:

Basic: Loss Per Share	$(2.24)	$—		$—		$(1.51)

Diluted: Loss Per Share	$(2.24)	$—		$—		$(1.51)

Weighted-Average Shares Outstanding - Basic	12,283	1,352	(e)	—		13,635

Weighted-Average Shares Outstanding - Diluted	12,283	1,352	(e)	—		13,635
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2020 (Unaudited)
(in thousands, except per share amounts)	As Reported	Eagle Ford Acquisition		Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Oil and gas sales	$177,386	$32,086	(a)	$—		$209,472

Operating Expenses:
General and administrative, net	22,608	—		—		22,608
Depreciation, depletion, and amortization	64,564	—		17,396	(b)	81,960
Accretion of asset retirement obligations	354	—		40	(b)	394
Lease operating expense	21,360	8,762	(a)	—		30,122
Workovers	8	—		—		8
Transportation and gas processing	20,649	2,009	(a)	—		22,658
Severance and other taxes	10,514	2,083	(a)	—		12,597
Write-down of oil and gas properties	355,948	—		—		355,948
Total Operating Expenses	496,005	12,854		17,436		526,295

Operating Income (Loss)	(318,619)	19,232		(17,436)		(316,823)

Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	61,304	—		—		61,304
Interest expense, net	(31,228)	—		(1,393)	(c)	(32,621)
Other income (expense), net	72	—		—		72

Income (Loss) Before Income Taxes	(288,471)	19,232		(18,829)		(288,068)

Provision (Benefit) for Income Taxes	20,911	—		14	(d)	20,925

Net Income (Loss)	$(309,382)	$19,232		$(18,843)		$(308,993)

Per Share Amounts:

Basic: Net Loss	$(25.99)	$—		$—		$(23.31)

Diluted: Net Income Loss	$(25.99)	$—		$—		$(23.31)

Weighted Average Shares Outstanding - Basic	11,902	1,352	(e)	—		13,254

Weighted Average Shares Outstanding - Diluted	11,902	1,352	(e)	—		13,254
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(1) Basis of Pro Forma Presentation

The accompanying pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of the Company, and the historical statements of revenues and direct operating expenses of the properties acquired in the Eagle Ford Acquisition (which are based on information provided by the Sellers). The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 were prepared assuming the Transaction and related financing transactions occurred on January 1, 2020. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2021 was prepared as if the Transaction and related financing had occurred on September 30, 2021.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Transaction and related financing transactions. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. These unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what SilverBow’s results of operations would have been had the Transaction occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

(2) Pro Forma Adjustments

Balance Sheet. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2021 reflects the allocation of the total cost of the Transaction to the assets acquired and liabilities assumed.

(a)    Consideration for the Transaction was approximately $75.5 million, $37.6 million paid as cash and the remainder paid with 1,351,961 shares of Common Stock valued at $37.9 million. The cash portion of the Transaction was funded primarily with cash on hand and borrowings of approximately $37.0 million on the Company's existing credit facility.

(b)    Represents the allocation of the total cost of the Transaction to the assets acquired and liabilities assumed, as follows:

(in thousands)
Total Cost
Cash consideration	$37,581

Liabilities Assumed:
Asset retirement obligations	273
Royalty payable suspended funds	344
Current lease liability	994
Non-current lease liability	1,047
Contingent consideration	1,855
Total liabilities assumed	4,513

Equity consideration	37,923

Transaction costs	302

Total Cost of Transaction	$80,319

Allocation of Total Cost
Assets
Oil and gas properties	$78,278
Right of use asset	2,041
Total Assets	80,319

Liabilities
Undistributed oil and gas revenues	344
Fair value of long-term commodity	1,855
Asset retirement obligations	273
Current lease liability	994
Non-current Lease liability	1,047
Total Liabilities	$4,513

Statements of Operations. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect the following adjustments:

(a)    Historical revenues and direct operating expenses of the oil and natural gas properties acquired in the Transaction.

(b)    Depreciation, depletion and amortization (“DD&A”) and accretion expense relate to the Eagle Ford Acquisition. DD&A was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Eagle Ford Acquisition and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Transaction. The pro forma adjustment for DD&A is $10.2 million and $17.4 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. The pro forma adjustment for accretion expense on ARO is attributable to the Eagle Ford Acquisition for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

(c)    Interest expense associated with the borrowings under the Company’s credit facility for the periods presented.

(d)    Income tax expense for both the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect incremental Texas Margin Tax for the Eagle Ford Acquisition. For income tax purposes, the Company expects the Eagle Ford Acquisition to be treated as an asset purchase such that the tax basis in the assets and liabilities reflect the allocated fair value at closing; therefore, the Company does not anticipate a material tax consequence for deferred income taxes related thereto.

(e)    As part of the consideration to the Sellers, 1.4 million shares of SilverBow Common Stock were issued.

(3) Supplemental Oil and Gas Reserve Information

Estimated Quantities of Proved Oil and Natural Gas Reserves

The following tables present information regarding net proved oil and natural gas reserves attributable to the Company's interests in proved properties as of December 31, 2020. The information set forth in the tables regarding reserves is based on proved reserves reports prepared in accordance with Securities and Exchange Commission’s (“SEC") rules. H.J. Gruy and Associates, Inc. (“Gruy”), independent petroleum engineers, prepared the Company's proved reserves reports as of December 31, 2020.

In addition, the following tables also set forth information as of December 31, 2020 about the estimated net proved oil and natural gas reserves attributable to the Eagle Ford Acquisition, and the pro forma estimated net proved oil and natural gas reserves as if the Transaction had occurred on January 1, 2020. The reserve estimates attributable to the Eagle Ford Acquisition at December 31, 2020 presented in the table below were prepared based upon information provided by the Sellers and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	Natural Gas (Mcf)
	As Reported	Eagle Ford Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2020	1,158,352,078	71,382,258	1,229,734,336
Revisions	(193,642,309)	(9,506)	(193,651,815)
Extensions, discoveries and other additions	23,120,341	—	23,120,341
Purchases of minerals in place	11,576,517	—	11,576,517
Sales of minerals in place	(323,726)	—	(323,726)
Production	(50,987,958)	(2,544,197)	(53,532,155)
December 31, 2020	948,094,943	68,828,555	1,016,923,498

Proved Developed Reserves
January 1, 2020	478,005,141	10,156,911	488,162,052
December 31, 2020	415,390,459	11,100,979	426,491,438

Proved Undeveloped Reserves
January 1, 2020	680,346,937	61,225,347	741,572,284
December 31, 2020	532,704,484	57,727,576	590,432,060

	Oil (Bbl)
	As Reported	Eagle Ford Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2020	17,067,606	16,549,596	33,617,202
Revisions	(4,053,158)	(872,157)	(4,925,315)
Extensions, discoveries and other additions	1,079,804	—	1,079,804
Purchases of minerals in place	—	—	—
Sales of minerals in place	(41,266)	—	(41,266)
Production	(1,521,485)	(662,003)	(2,183,488)
December 31, 2020	12,531,501	15,015,436	27,546,937

Proved Developed Reserves
January 1, 2020	6,475,646	2,852,129	9,327,775
December 31, 2020	6,962,826	2,708,072	9,670,898

Proved Undeveloped Reserves
January 1, 2020	10,591,960	13,697,467	24,289,427
December 31, 2020	5,568,676	12,307,364	17,876,040

	Natural Gas Liquids (Bbl)
	As Reported	Eagle Ford Acquisition	Pro Forma Combined
Estimates of Proved Reserves
January 1, 2020	26,613,516	12,626,153	39,239,669
Revisions	(11,986,475)	101,910	(11,884,565)
Extensions, discoveries and other additions	342,028	—	342,028
Purchases of minerals in place	—	—	—
Sales of minerals in place	—	—	—
Production	(1,113,881)	(374,349)	(1,488,230)
December 31, 2020	13,855,188	12,353,714	26,208,902

Proved Developed Reserves
January 1, 2020	10,377,231	1,451,043	11,828,274
December 31, 2020	8,163,666	1,810,858	9,974,524

Proved Undeveloped Reserves
January 1, 2020	16,236,285	11,175,110	27,411,395
December 31, 2020	5,691,522	10,542,856	16,234,378

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company and of the Eagle Ford Acquisition acquired in the Transaction on a pro forma combined basis as of December 31, 2020. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those acquired estimated oil and natural gas reserves attributable to the Eagle Ford Acquisition.

	December 31, 2020
	As Reported	Eagle Ford Acquisition	Pro Forma Combined
	(In thousands)
Future gross revenues	$2,652,512	$826,924	$3,479,436
Future production costs	(1,037,498)	(256,339)	(1,293,837)
Future development costs	(426,849)	(301,478)	(728,327)
Future income taxes	(56,576)	(4,341)	(60,917)
Future net cash flows	1,131,589	264,766	1,396,355
Discount at 10% per annum	(618,637)	(159,113)	(777,750)
Standardized Measure of discounted future net cash flows	$512,952	$105,653	$618,605

The following table sets forth the principal changes in the Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company and of the Eagle Ford Acquisition on a pro forma combined basis as of December 31, 2020:

	As Reported	Eagle Ford Acquisition	Pro Forma Combined
	(In thousands)
January 1, 2020 balance	$868,264	$296,097	$1,164,361
Net changes in prices, net of production costs	(360,260)	(150,310)	(510,570)
Net changes in future development costs	26,034	(56)	25,978
Net changes due to revisions in quantity estimates	(112,258)	(38,516)	(150,774)
Accretion of discount	84,765	29,923	114,688
Other	(63,944)	(13,654)	(77,598)
Total revisions	(425,663)	(172,613)	(598,276)

New field discoveries and extensions, net of future production and development costs	4,954	—	4,954
Purchase of reserves	8,480	—	8,480
Sales of minerals in place	(1,007)	—	(1,007)
Sales of oil and natural gas produced, net of production costs	(124,855)	(19,232)	(144,087)
Previously estimated development costs	90,174	—	90,174
Net change in income taxes	92,605	1,401	94,006
Net change in Standardized Measure of discounted future net cash flows	(355,312)	(190,444)	(545,756)
December 31, 2020 balance	$512,952	$105,653	$618,605